The Bank of New York
101 Barclay Street, 22W
New York, NY 10286
USA










January 19, 2007



SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares
evidenced by the American
Depositary Receipts each
representing twenty (0)
Ordinary Shares of AAV
Limited
 (Form F6 File No. 33311618)



Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name to Staging Connections Group Limited of twenty (0) ordinary shares represented by one
American Depositary Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with revised name change for AAV
Limited.

The Prospectus has been revised to reflect the new name from AAV Limited to Staging
Connections Group Limited

 EFFECTIVE January 10, 2007, THE
COMPANYS NAME CHANGED FROM AAV
LIMITED TO STAGING CONNECTIONS
GROUP LIMITED

Please contact me with any questions or
comments at 212 8152276

Violet Pagan
Assistant Vice President
The Bank of New York  ADR Division


Encl.CC: Paul Dudek, Esq. (Office of
International Corporate Finance)